UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement

Lincoln Variable Insurance Products Trust

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION STATEMENT

EXHIBIT B

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

LVIP AllianceBernstein Large Cap Growth Fund

This document is for informational purposes only. You are not required to take any action and you are not requested to send us a proxy with respect to this sub-adviser change.

May 16, 2024

Dear Contract Owners and Shareholders:

Lincoln Variable Insurance Products Trust (the “Trust”) is furnishing this Information Statement with respect to the LVIP AllianceBernstein Large Cap Growth Fund listed above (the “Fund”), a series of the Trust.

You currently have an investment interest in the Fund through your ownership of a variable annuity contract or variable life insurance policy (“Variable Contract”). As a “Contract Owner,” you are being furnished this Information Statement to inform you about recent changes related to the Fund’s sub-advisory arrangements.

Specifically, at a meeting of the Board of Trustees of the Trust (the “Board”) held on December 5-6, 2023 (the “Meeting”), the Board approved the appointment of AllianceBernstein L.P. (“AllianceBernstein” or the “Sub-Adviser”) as a new sub-adviser to the Fund. At the Meeting, the Board also approved a sub-advisory agreement between Lincoln Financial Investments Corporation (the “Adviser” or “LFI”), the Fund’s investment adviser, and AllianceBernstein. (the “Sub-Advisory Agreement”). The Sub-Advisory Agreement is dated April 5, 2024. AllianceBernstein replaced T. Rowe Price Assocates, Inc. as sub-adviser of the Fund.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission (“SEC”) permitting the Adviser, subject to the approval of the Trust’s Board, to enter into or materially amend sub-advisory agreements without obtaining shareholder approval. As a condition of relying on the Order, the Adviser is required to furnish Fund shareholders with an information statement describing any new sub-adviser within 90 days of hiring such sub-adviser when a sub-advisory agreement is entered into or materially amended without a shareholder vote. Accordingly, approval of the Sub-Agreement does not require a shareholder vote. This Information Statement is being mailed on or about May 16, 2024 to shareholders of record of the Fund as of April 15, 2024 (the “Record Date”).

I.	Background

On December 5-6, 2023, the Board of Trustees of the Lincoln Variable Insurance Products Trust (the “Trust” or “LVIP”) (the “Board”) met to consider, among other things, the approval of a sub-advisory agreement between Lincoln Financial Investments Corporation (“LFI”) and AllianceBernstein L.P. (“AllianceBernstein”) (the “Sub-Advisory Agreement”), with respect to the LVIP AllianceBernstein Large Cap Growth, on or about April 5, 2024) (the “Fund”). The trustees who were not “interested persons” of the Trust (as such term is defined in the Investment Company Act of 1940) (the “Independent Trustees”) reported that they had reviewed materials provided by LFI and AllianceBernstein prior to the meeting, and were advised by their independent legal counsel of their fiduciary duties pertaining to approval of sub-advisory agreements and the factors that they should consider in evaluating such agreements. Among other information, LFI and AllianceBernstein provided information to assist the Independent Trustees in assessing the nature, extent and quality of services to be provided, including a presentation by representatives of AllianceBernstein and AllianceBernstein’s responses to LFI’s request for proposal. The Independent Trustees and their independent legal counsel met separately from the “interested” trustee, Trust officers, Lincoln National Life Insurance Company employees and representatives of AllianceBernstein to consider the approval of the Sub-Advisory Agreement. The Independent Trustees reported that they had considered, among others, the factors listed below and reached the following conclusions with respect to their recommendation to the Board.

The Board determined that, given the totality of the information provided with respect to the Sub-Advisory Agreement, the Board had received sufficient information to approve the Sub-Advisory Agreement for the Fund. In considering the approval of the proposed Sub-Advisory Agreement, the Board did not identify any single factor or group of factors as all-important or controlling, and considered a variety of factors in its analysis including those discussed below. The Board did not allot a particular weight to any one factor or group of factors.

II.	Sub-Advisory Agreement

Nature, Extent and Quality of Services. In considering the approval of the proposed Sub-Advisory Agreement between LFI and AllianceBernstein on behalf of the Fund, the Board considered the nature, extent and quality of services to be provided by AllianceBernstein under the proposed Sub-Advisory Agreement. The Board reviewed the services to be provided by AllianceBernstein, the backgrounds of the investment professionals proposed to service the Fund and the reputation, resources and investment approach of AllianceBernstein. They also reviewed information provided regarding the structure of portfolio manager compensation, trading and brokerage practices, risk management and compliance and regulatory matters. The Board also noted that AllianceBernstein provides sub-advisory services to other funds in the Trust and that the Board reviewed extensive information provided by AllianceBernstein in connection with the 2023 contract renewal process. The Board concluded that the services to be provided by AllianceBernstein were expected to be satisfactory.

Sub-Advisory Fee and Economies of Scale. The Board considered comparable sub-advisory information provided by LFI and noted that, with respect to the proposed sub-advisory fee schedules, the applicable schedule was lower than the current sub-advisory fee schedule for LVIP AllianceBernstein Large Cap Growth Fund. The Board considered that each proposed sub-advisory fee schedule was negotiated between LFI and AllianceBernstein, an unaffiliated third party, and that LFI would compensate AllianceBernstein from its fees. The Board concluded that each proposed sub-advisory fee schedule was reasonable.

Profitability and Fallout Benefits. The Board considered that the proposed sub-advisory fee schedule was negotiated between LFI and AllianceBernstein, an unaffiliated third party, and that LFI would compensate AllianceBernstein from its fees. The Board considered materials provided by AllianceBernstein as to any additional benefits it would receive and that AllianceBernstein indicated that it may benefit reputationally as a result of being employed by LFI and it may also benefit if AllianceBernstein includes the proposed strategies’ assets and performance record in its composites. In addition, AllianceBernstein indicated that it may receive research and services obtained with client commissions generated by the Fund, which may be shared with its advisory affiliates.

Overall Conclusions

Based on all the information considered and conclusions reached, the Board determined that the terms of the proposed Sub-Advisory Agreement were fair and reasonable, and that approval of the Sub-Advisory Agreement was in the best interests of each Fund.

III.	Additional Information about the AllianceBernstein L.P. Sub-Advisory Agreement

The Sub-Advisory Agreement is dated April 5, 2024, and has an initial one-year term. Thereafter, continuance of the agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Sub-Advisory Agreement may be terminated, without the payment of any penalty, by: (i) the Trust, by vote of a majority of the Board or by vote of a majority of the Fund’s outstanding voting securities, on 60 days’ written notice to the Sub-Adviser; (ii) the Adviser, on 60 days’ written notice to the Sub-Adviser; (iii) the Sub-Adviser, on 60 days’ written notice to the Adviser; or (iv) by mutual written consent of the Adviser and the Sub-Adviser. The Sub-Advisory Agreement will automatically terminate without payment of penalty in the event of: (i) its assignment; (ii) its delegation, unless the Adviser has by prior written consent agreed to the delegation; or (iii) termination of the investment management agreement with the Adviser.

The foregoing description is only a summary of the Sub-Advisory Agreement. A copy of the Sub-Advisory Agreement has been filed with the SEC and accessible via the SEC’s website (www.sec.gov) through the EDGAR database.

IV.	Information about the Sub-Adviser

AllianceBernstein L.P. (“AllianceBernstein”), 501 Commerce Street, Nashville, TN 37203. AllianceBernstein is a wholly owned subsidiary of Equitable Holdings, Inc. (“AllianceBernstein”). Net assets under the management of the Franklin organization were over $725 billion as of December 31, 2023.

The name and principal occupation of the principal executive officers and directors of AllianceBernstein are listed below.

Name	Principal Occupation
Seth P. Bernstein	Director, President and Chief Executive Officer
Karl Sprules	Chief Operating Officer
Mark Manley	General Counsel
Jackie Marks	Chief Financial Officer
Onur Erzan	Head of Global Client Group and Head of Private Wealth
Chris Hogbin	Global Head of Investments
Cathy Spencer	Chief People Officer
Joan Lamm-Tennant	Chair of the Board

Directors	Appointment Type
Jeffrey Hurd	Director
Daniel G. Kaye	Director
Nick Lane	Director
Das Narayandas	Director

Directors	Appointment Type
Mark Pearson	Director
Charles Stonehill	Director

No officer or director of the Trust is an officer, employee, director, general partner, or shareholder of AllianceBernstein.

The name and principal occupation of the portfolio managers of the Fund are listed below.

John H. Fogarty, CFA	John Fogarty, CFA, is a Senior Vice President and Co-Chief Investment Officer for US Growth Equities. He rejoined the firm in 2006 as a fundamental research analyst covering consumer-discretionary stocks in the US, having previously spent nearly three years as a hedge fund manager at Dialectic Capital Management and Vardon Partners. Mr. Fogarty began his career at AB in 1988, performing quantitative research, and joined the US Large Cap Growth team as a generalist and quantitative analyst in 1995. He became a portfolio manager in 1997. Mr. Fogarty holds a BA in history from Columbia University and is a CFA charterholder.
Vinay Thapar, CFA	Vinay Thapar, CFA, is a Senior Vice President and Co-Chief Investment Officer for US Growth Equities and a Portfolio Manager for the Global Healthcare Strategy. He is also a Senior Research Analyst, responsible for covering global healthcare. Before joining the firm in 2011, Mr. Thapar spent three years at American Century Investments as a senior investment analyst responsible for healthcare. Prior to that, he worked for eight years at Bear Stearns in the Biotech Equity Research Group, most recently as an associate director. Mr. Thapar holds a BA in biology from New York University and is a CFA charterholder.

V.	Information about the Adviser and the Trust

Investment Adviser

LFI serves as the Fund’s investment adviser and is located at 150 N. Radnor-Chester Road, Radnor, Pennsylvania 19087.

For the fiscal year ended December 31, 2023, the aggregate advisory fees paid to LFI were 0.61%, of the Fund’s average daily net assets and net of advisory fee waivers. The Fund paid investment advisory fees of $9,092,216, $9.013,652, and $11,540,896 net of advisory fee waivers.

Principal Underwriter and Distributor

The Fund’s principal underwriter and distributor, Lincoln Financial Distributors, Inc. (“LFD”), is located at 130 N. Radnor-Chester Road, Radnor, Pennsylvania 19087. LFD is an affiliate of the Adviser.

Broker-Dealers Affiliated with the Adviser

The Adviser has the following affiliated broker-dealers: Lincoln Financial Advisers Corporation, Lincoln Financial Distributors, Inc., and Lincoln Financial Securities Corporation.

Payments of Commissions to Affiliated Broker-Dealers

For the fiscal year ended December 31, 2023, the Fund paid no commissions to any affiliated broker-dealers.

Administrator

The Fund’s administrator, Lincoln National Life Insurance Company (“Lincoln Life”), is located at 1301 S. Harrison St., Fort Wayne, Indiana 46802. Lincoln Life is an affiliate of the Adviser.

Outstanding Shares

As of the Record Date, the Fund’s outstanding shares for Standard Class shares and Service Class shares are listed below:

Fund Name	Standard Class	Service Class
LVIP AllianceBernstein Large Cap Growth Fund	21,470,761.650	7,234,359.715

Because the Fund is available as investments for Variable Contracts offered by certain life insurance companies, the insurance companies could be deemed to control the voting securities of the Fund (i.e., by owning more than 25%). However, an insurance company would exercise voting rights attributable to any Fund shares that it owns (directly or indirectly) in accordance with, and in proportion to, voting instructions received by owners of the Variable Contracts. A small number of Contract Owners could therefore determine whether the Fund’s proposals are approved.

Ownership of Shares

As of the Record Date, the record shareholders below had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund:

5% Plus Record Holders

Fund Name / Shareholder Name	Percentage (%) of Shareholder Ownership in Fund
LVIP AllianceBernstein Large Cap Growth Fund – Standard Class
LVIP U.S. Growth Allocation Managed Risk Fund	20.65%
LVIP Global Growth Allocation Managed Risk Fund	19.50%
LVIP Global Moderate Allocation Managed Risk Fund	17.36%
LVIP AllianceBernstein Large Cap Growth Fund – Service Class
None

As of Record Date, to the knowledge of the Trust’s management, the trustees and officers of the Trust as a group beneficially owned less than 1% of the Fund’s outstanding shares.

VI.	Other Information

Householding

Only one copy of this Information Statement is mailed to households, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received instructions to the contrary. If you need additional copies of this Information Statement, or if you do not want the mailing of an information statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Trust by calling 1-800-454-6265 or by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1301 S. Harrison Street, Fort Wayne, Indiana 46802 (express mail).

Financial Statements

Shareholders can obtain a copy of the Fund’s most recent Annual Report and Semi-Annual Report, without charge, by calling 1-800-454-6265, by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1301 S. Harrison Street, Fort Wayne, Indiana 46802 (express mail), or by visiting https://www.lfg.com/lvip.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE